UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2009

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

The following is contained in a press release to be issued by NB&T Financial Group, Inc., on or about December 29, 2009:

NB&T Insurance Group, Inc., a subsidiary of NB&T Financial Group, Inc. (“NBTF”) and its subsidiary The National Bank and Trust Company (“NB&T”), Wilmington, Ohio, has entered into an agreement to sell the insurance agency subsidiary of NB&T Insurance Group to brothers Michael D. Phillips and George R. Phillips, IV. Both currently are long-term officers of NB&T Insurance Agency, Inc., and were involved with their father’s insurance agency prior to NB&T acquiring the agency in 1998. This transaction, in which NB&T Insurance Group will receive cash in exchange for all of the outstanding common shares of the agency, is not expected to have a material impact on the operations of NB&T, but NB&T does expect to recognize a one-time gain on the sale of the stock of the agency when the transaction closes, currently estimated to be approximately $800,000 net of taxes. The transaction is expected to be completed in January 2010.

John J. Limbert, President and CEO of NB&T stated, “This transaction allows our bank management group to focus 100% on the business of banking and developing banking relationships in the communities we serve. At the same time, the Phillips brothers can expand on the foundation they have built without the increasing compliance and regulatory burdens of the bank. We wish them well and look forward to working with them as clients!”

NB&T Financial Group, Inc. is the holding company for NB&T, which is a full service financial institution offering deposit, loan, investment and insurance products for personal and business needs. NB&T was originally founded in 1872 and remained true to its community banking philosophy and local presence since. NB&T prides itself on delivering unparalleled customer service and guidance to customers that meets their individual life stage goals.

Forward-looking Statements

The matters discussed in this press release identified by words such as “will,” “expected” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements, including the possibility that certain conditions to closing may not have occurred on the proposed terms and schedules; the gain on the sale of the insurance agency may not materialize as expected if earnings or costs related to the transaction differ from expectations; the possibility that costs related to the sale of the insurance agency will be greater than expected or that the cost savings and any revenue improvement of the separate organizations following the sale may be lower or take longer to realize than expected; and other factors described in NBTF’s filings with the SEC, including but not limited to the discussion in NBTF’s Annual Report on Form 10-K for the year ended December 31, 2008 under the caption “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment solely as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NB&T Financial Group, Inc.

By:	/s/ CRAIG F. FORTIN
Craig F. Fortin
Senior Vice President,
Chief Financial Officer

Date: December 29, 2009